EX-99. 77Q1(e): Copies of any new or amended Registrant investment advisory contracts

Amended Schedule B to Investment Advisory Agreement, effective November 1, 2011, between Harding, Loevner Funds, Inc. on behalf of each of its Portfolios and Harding Loevner LP, dated August 26, 2009 (previously filed in Post-Effective Amendment No. 32 to Registrant’s Registration Statement on Form N-1A), is incorporated herein by reference filed on October 28, 2011 (Accession No. 0001193125-11-286521)